UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

OPAL FUELS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

____________________________________________________________________
OPAL FUELS INC.
One North Lexington Avenue, Suite 1450
White Plains, New York 10601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 17, 2026

To our Stockholders:

The Annual Meeting of Stockholders of OPAL Fuels Inc. (the “Company” “we” or “us”) will be held on June 17, 2026, at 10:30 am Eastern Time. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting https://www.cstproxy.com/opalfuels/2026. At the meeting you will be asked to consider and to vote on the following proposals:

(1)	Elect eight (8) directors to serve for a one-year term until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	Ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and

(3)	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 22, 2026, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the meeting.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about April 23, 2026, rather than a paper copy of the Proxy Statement, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2025. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. As an alternative to voting during the Annual Meeting, you may vote via the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote during the Annual Meeting. Failure to do so may result in your shares not being eligible to be voted by proxy during the Annual Meeting. Your vote is very important.

By order of the Board of Directors, John Coghlin, General Counsel

White Plains, New York
April 23, 2026

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

___________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 17, 2026:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy Card and
2025 Annual Report to Stockholders are available at:

https://www.cstproxy.com/opalfuels/2026

OPAL Fuels Inc.
One North Lexington Avenue, Suite 1450
White Plains, New York 10601

PROXY STATEMENT

Annual Meeting of Stockholders
To be held on June 17, 2026

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of OPAL Fuels Inc. of the proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) and at any and all postponements or adjournments thereof. The Meeting will be held on Wednesday, June 17, 2026, at 10:30 am, Eastern Time. The Meeting will be held virtually via live webcast, which you may attend by visiting https://www.cstproxy.com/opalfuels/2026. The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet on or about April 23, 2026 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on April 22, 2026 are entitled to vote at the Annual Meeting. In this proxy statement, OPAL Fuels Inc. is referred to as “OPAL,” the “Company,” “we,” “our,” or “us.”

The Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. As we believe that hosting our Annual Meeting virtually would be in the best interests of our stockholders and employees and enable improved communication and greater stockholder attendance and participation from any location, the Annual Meeting will be held in a virtual meeting format only. There will not be a physical meeting location and you will not be able to attend in person.

If you are a registered stockholder or beneficial owner of the Company’s Class A common stock, Class B common stock or Class D common stock holding shares at the close of business on the Record Date, you may attend the Annual Meeting by visiting https://www.cstproxy.com/opalfuels/2026 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or other materials provided to you, as applicable. If you have lost your 16-digit control number or are not a stockholder, you will be able to attend the Meeting by visiting https://www.cstproxy.com/opalfuels/2026 and registering as a guest. If you enter the Meeting as a guest, you will not be able to vote your shares or submit questions during the Meeting.

We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual Meeting to vote your shares. Instead, you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card. We encourage you to vote before the Annual Meeting.

Purpose of the Annual Meeting

At the Meeting, our stockholders will consider and vote upon the following matters:

(1)	The election of eight (8) directors to serve for a one-year term until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
(2)	The ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
(3)	The transaction of such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s Class A common stock, Class B common stock and Class D common stock at the close of business on the Record Date for the Meeting, are entitled to notice of, and to vote at, the Meeting. As of

April 22, 2026, we had 30,357,544 shares of Class A common stock outstanding, representing 30,357,544 votes, 121,500,000 shares of Class B common stock outstanding, representing 121,500,000 votes and 22,899,037 shares of Class D common stock outstanding, representing 114,495,185 votes. Each share of Class A common stock and Class B common stock is entitled to one vote at the Meeting. Each share of Class D common stock is entitled to five votes at the Meeting. If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in “street name.”

The holders of a majority of the voting power of all the issued and outstanding shares of common stock present at the Meeting, either in person or by proxy, and entitled to vote, constitute a quorum for the transaction of business. Abstentions will be included in determining the presence of a quorum at the Meeting.

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker may vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

For Proposal 1 (election of directors), a nominee for director will be elected to the Board if there is a plurality of the votes cast for such nominee’s election. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. Proposal 2 (auditor ratification) will be determined by the affirmative vote of the holders of a majority in voting power of the issued and outstanding shares of capital stock of the Company present in person or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will have no effect on Proposal 1. Abstentions will have the same effect as a vote “against” for Proposal 2. Broker non-votes will have no effect on Proposal 2.

PROPOSALS FOR STOCKHOLDER VOTE AND APPROVAL REQUIREMENTS

  If you hold your shares in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” In connection with Proposal No. 1, the election of a director will require that the candidate receive a plurality of the votes cast at the Annual Meeting virtually or by proxy. A “plurality” vote means the candidate who receives the largest number of votes cast (even if they receive less than a majority) will be elected as a director. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on Proposal No.1. Broker non-votes are not expected in connection with Proposal No. 2 as it is a routine matter, but abstentions will have the effect of a vote "against" Proposal No. 2. Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Accordingly, shareholders are urged to forward their voting instructions promptly.

PROPOSAL 1.  ELECTION OF DIRECTORS

THE BOARD IS SUBJECT TO ANNUAL ELECTION BY THE STOCKHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING 8 DIRECTOR NOMINEES:

Mark Comora, Chairman	James Martell	Scott M. Sutton
Betsy L. Battle	Lance Moll	Ashok Vemuri
Scott Dols	Nadeem Nisar

You can find information about the director nominees, our Board of Directors, its committees, and other related matters in the section entitled, “Proposal 1 - Election of Directors” of this proxy statement.

Delaware law and our By-Laws (“By-Laws”) govern the vote on Proposal 1, on which you may:

•Vote “FOR” all of the direct nominees;

• “WITHHOLD” authority for all of the director nominees;

•Vote “FOR” all director nominees, except for those individual nominees for director for which you indicate you are withholding authority; or

•Abstain from voting for all or specific director nominees.

Under our By-Laws and assuming a quorum is present, directors will be elected by a plurality of the votes cast and entitled to vote thereon.

PROPOSAL 2.     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

You can find information about our relationship with BDO USA, P.C. in the section entitled, “Proposal 2 - Ratification of the Appointment of BDO USA, P.C. as our Independent Registered Public Accounting Firm for Fiscal Year 2026” of this proxy statement. Delaware law and our By-Laws govern the vote on Proposal 2, on which you may:

▪	Vote “FOR” Proposal 2;

▪	Vote “AGAINST” Proposal 2; or

▪	Abstain from voting on Proposal 2.

Assuming a quorum is present, Proposal 2 will pass if it receives the affirmative vote of the holders of a majority in voting power of the issued and outstanding shares of capital stock of the Company present in person or represented by proxy and entitled to vote thereon. Abstentions will be considered votes “against” in determining whether the proposal has received the requisite number of affirmative votes. Proposal 2 is considered a “routine” matter on which brokers may cast a vote.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

  The Board of Directors is unaware of any other business to be presented for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to vote on such matters according to their best judgment to the extent permitted by applicable law and the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and U.S. Securities and Exchange Commission (“SEC”).

The Chairperson of the Annual Meeting may refuse to allow the presentation of a proposal or nominee for the Board of Directors if the proposal or nominee is not properly submitted. The requirements for submitting proposals and nominations for this year’s Annual Meeting are detailed in our By-Laws.

WEBSITES

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

HOW DO I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be held on June 17, 2026 at 10:30 am Eastern Time virtually at https://www.cstproxy.com/opalfuels/2026.

HOW DO I VOTE?

If you are the record holder of your shares, you can vote four ways:

1	BY MAIL (PROXY CARD MUST BE RECEIVED BEFORE THE ANNUAL MEETING):

▪	Mark your voting instructions on your proxy card;

▪	Sign your name exactly as it appears on your proxy card;

▪	Date your proxy card; and

▪	Mail your proxy card to us in the provided postage-paid envelope.

Timing is important, so please mail your proxy card promptly. We must receive it before the beginning of the Annual Meeting. If you do not give voting instructions on your signed and mailed proxy card, the named proxies will vote your shares “FOR” each of the director nominees, and “FOR” Proposal 2. If any other matters requiring a vote arise during the Annual Meeting, the named proxies will exercise their discretion using their best judgment to the extent permitted by applicable law and Nasdaq and SEC rules and regulations.

2	BY TELEPHONE (MAY BE DONE AT ANY TIME UNTIL JUNE 16, 2026 AT 11:59 PM EASTERN TIME):

▪	Call the toll-free number on your proxy card; and

▪	Follow the instructions on your proxy card and the voice prompts.

▪	IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

3	BY INTERNET (MAY BE DONE AT ANY TIME UNTIL JUNE 16, 2026 AT 11:59 PM EASTERN TIME):

▪	Go to the website listed on your proxy card; and

▪	Follow the instructions on your proxy card and the website.

▪	IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

4	BY VIRTUAL PARTICIPATION (MAY ONLY BE DONE ON JUNE 17, 2026, DURING THE ANNUAL MEETING):

▪	Virtually attend the Annual Meeting and vote online during the audiocast.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTING INSTRUCTIONS?

You may revoke your proxy at any time before the proxy is exercised at the Annual Meeting by:

▪	Submitting a new vote by telephone, via the Internet, or by returning a properly executed new proxy card bearing a later date. Any subsequent timely and valid vote by any voting method will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The vote counted will be the last vote received before 11:59 PM Eastern Time on June 16, 2026 (if you are the record holder of your shares) - unless you change your vote by virtually attending the Annual Meeting and voting online during the Annual Meeting.

▪	Writing to OPAL’s Corporate Secretary, John Coghlin at, One North Lexington Avenue, Suite 1450, White Plains, New York 10601 (such revocation must be received before the Annual Meeting).

▪	Virtually attending the Annual Meeting and voting online during the audiocast.

HOW WILL PROXIES BE VOTED IF I GIVE MY AUTHORIZATION?

If you (i) properly execute your proxy card and return it to us, or (ii) submit your proxy by telephone or via the Internet and do not subsequently revoke your proxy, your shares of common stock will be voted at the Annual Meeting according to your instructions.

In the absence of voting instructions, the named proxies will vote your shares “FOR” each of the director nominees and “FOR” Proposal 2. If other matters properly come before the Annual Meeting, the named proxies will vote on such matters using their best judgment to the extent permitted by applicable law and Nasdaq and SEC rules and regulations.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If the OPAL stock you own is held in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), your bank, broker, or other nominee should have provided you access to these proxy materials by mail or e-mail with information on how to submit your voting instructions. Unless you provide voting instructions to your bank, broker, or other nominee, your shares will not be voted on Proposal 1 (the election of directors). In contrast, brokers may, at their discretion, vote uninstructed shares on Proposal 2 (auditor ratification), which is a “routine” proposal. Broker non-votes count toward a quorum, but otherwise do not affect the outcome of any proposal.

HOW WILL VOTES, ABSTENTIONS, AND BROKER NON-VOTES BE COUNTED?

The inspector of election appointed for the Annual Meeting by the Board of Directors will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Shares represented by proxies that reflect abstentions and broker non-votes are counted for determining whether there is a quorum.

With respect to Proposal 1, the election of a director will require that the candidate receive a plurality of the votes cast at the Annual Meeting virtually or by proxy. A “plurality” vote means the candidate who receives the largest number of votes cast (even if they receive less than a majority) will be elected as a director. Because abstentions and broker non-votes are not treated as shares voted, any abstentions and broker non-votes would have no impact on Proposal No.1. Approval of Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the issued and outstanding shares of capital stock of the Company present in person or represented by proxy and entitled to vote thereon. For Proposal 1, abstentions and broker non-votes will not be considered in determining whether director nominees have received a plurality of votes. Abstentions will have the effect of a vote “against” for purposes of Proposal 2. Proposal 2 is considered a “routine” matter on which brokers may cast a vote.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each set of proxy materials to ensure that all of your shares are voted.

IS MY VOTE CONFIDENTIAL?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

WHAT CONSTITUTES A QUORUM?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when the holders of a majority of the aggregate voting power of the Company’s Class A common stock, Class B common stock and Class D common stock entitled to vote as of the Record Date, are represented in person or by proxy. Thus, because each share of Class A common stock and Class B common stock is entitled to one vote per share, and each share of Class D common stock is entitled to five votes per share, the holders of shares entitled to an aggregate of 133,176,365 votes must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the stockholders present or represented at the Annual Meeting may adjourn the Annual Meeting.

WHO IS PAYING FOR THE EXPENSES INVOLVED IN PREPARING AND MAILING THIS PROXY STATEMENT?

All of the expenses involved in preparing, assembling and mailing the proxy materials and all the costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

DO THE COMPANY’S OFFICERS AND DIRECTORS HAVE AN INTEREST IN ANY OF THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

Our directors and director nominees have an interest in Proposal 1 (election of directors). Our directors, executive officers, director nominees and affiliates of such persons do not have any interest in Proposal 2 (ratification of the appointment of our auditor).

This Proxy Statement and our 2025 Annual Report on Form 10-K are also available on our Internet website at https://investors.opalfuels.com/.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently has eight (8) members. The Board has nominated the eight (8) individuals listed below (each a “Nominee,” and together the “Nominees”). All of the Nominees are current directors. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may determine to reduce the size of the Board accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director will hold office until the 2027 Annual Meeting of Stockholders or until a successor is elected and qualified to serve on the Board or until such director’s earlier death, resignation or removal.

Name	Age	Position
Mark Comora	84	Chairman
Betsy L. Battle	71	Director
Scott Dols	61	Director
James Martell	71	Director
Lance Moll	56	Director
Nadeem Nisar	53	Director
Scott Sutton	61	Director
Ashok Vemuri	57	Director

The following is a brief biography of each director nominee:

Mark S. Comora has served as a Chairman of the Board of Directors of the Company since December 2020. Mr. Comora is the Founder and President of Fortistar LLC (“Fortistar”). Since founding Fortistar in 1993, Mr. Comora has led Fortistar’s growth in the decarbonization of power generation, transportation fuels, and industrial processes. Mr. Comora is the chairman of Fortistar’s management and investment committees. Additionally, Mr. Comora currently serves as a member of the board of directors of several of Fortistar's portfolio companies including Epic Star Energy Inc. Mr. Comora is an Officer and Member of the Board of the American Museum of Fly Fishing, the former Chairman of the Board of Directors of Fortistar Sustainable Solutions Corp., and a past member of the board of directors of the Independent Power Producers of New York and the board of directors of the Equipment Leasing Association and Leasing Foundation. Mr. Comora is a CPA and has an MBA from Columbia University and a BA from the University of Michigan. Mr. Mark Comora is the father of Mr. Adam Comora, our Co-Chief Executive Officer.

Betsy L. Battle has served as a director of the Company since July 2022. Ms. Battle has served since 2009 as Founding Partner and Chief Investment Officer of Lone Peak Partners Management, LP, an investment firm registered with the SEC and NFA. Prior to her founding Lone Peak Partners Management, LP, she was Director of Manager Selection and a member of the Management Committee at Soros Fund Management LLC. Over her eight years there, she managed multibillion dollar portfolios of external hedge funds for the Quantum group of funds and George Soros, and built the manager selection and due diligence processes as well as the multi-manager portfolio construction and monitoring methodologies. Prior to Soros Fund Management, she held positions at Bankers Trust, Citicorp and JP Morgan, primarily as a manager in Global Sales and Trading. She currently serves on the Board of Directors of the International Advisory Board of Carolina Performing Arts. Ms. Battle also serves as Treasurer and member of the Board of Directors of the Breast Cancer Research Foundation, as well as a Fellow with the Keenan Institute of Private Enterprise, and a member of the President’s Council of the Peconic Land Trust. Ms. Battle received a BA from the University of North Carolina at Chapel Hill in 1976.

Scott Dols has served as a director of the Company since July 2022. Mr. Dols is the CEO of several waste-related companies. Mr. Dols is the Founder and, since 2002, has served as CEO of Big Truck Rental, which is a provider of new refuse and roll off rental trucks and provides waste haulers access to the latest model trucks. Mr. Dols is also a past Chairman of the National Waste & Recycling Association and currently serves on the Supplier Board of Governors. Mr. Dols also currently sits on the board of the Environmental Research & Education Foundation, which provides research and educational initiatives that translate directly into action for sustainable waste management practices. Mr. Dols received a BA from the University of Minnesota at Minneapolis in 1983.

James Martell has served as a director of the Company since June 2023. Mr. Martell served as Chairman and Chief Executive Officer of Express-1, the predecessor company of XPO Logistics, Inc., a company engaged in freight logistics. Mr. Martell served on the XPO Board until 2016. He joined Express-1 after serving as Chief Executive Officer of SmartMail, which was acquired by DHL International GmbH, from 1999 to 2006. Before that, Mr. Martell was a founding senior executive of UTi Worldwide, a global transportation and logistics company, which he managed from 1995 to 2000. Prior to UTi Worldwide, he spent nearly 14 years in various management positions at FedEx and UPS. Mr. Martell has served on the Boards of multiple private logistics and transportation companies and previously served on the Boards of publicly traded companies Stericycle, Inc. from 2020 to 2022, and Mobile Mini, Inc. from 2010 to 2020. Mr. Martell received an engineering degree from Michigan Tech University in 1972.

Lance Moll has served as a director of the Company since October 2025. Mr. Moll is a veteran executive with more than 30 years of experience at FedEx Corporation (NYSE: FDX). Mr. Moll joined FedEx Corporation in 1992, served in various roles through 2025, culminating with his tenure as President and Chief Executive Officer of FedEx Freight. Throughout his career, Mr. Moll has been actively involved in industry and community initiatives, having served on the boards of the Arkansas Trucking Association, the American Trucking Associations (ATA) Trucking Cares Foundation, the Southern Reins Center for Equine Therapy, and the U.S. Chamber of Commerce Foundation. Mr. Moll received a Bachelor of Science in Business Administration from the University of Missouri - Columbia.

Nadeem Nisar has served as a director of the Company since December 2020. Since July 2008, Mr. Nisar has served as a Managing Director of Fortistar and Head of Fortistar’s investment team. Mr. Nisar is a member of Fortistar’s management and investment committees which oversee the operations of Fortistar’s portfolio companies. Mr. Nisar serves on the board of directors of several of Fortistar’s portfolio companies, including CarbonFree Chemicals LLC, Epic Star Energy Inc. and Pellucere Technologies. Since joining Fortistar in 2008, Mr. Nisar has been executing Fortistar’s successful long-term strategy of sponsoring control investments in large scale power generation and energy infrastructure companies as well as leading Fortistar’s growth equity investments in biofuels, carbon capture and circular economy sectors. Prior to Fortistar, Mr. Nisar was a member of Deutsche Bank AG’s Power & Utilities group and Credit Suisse Securities (USA) LLC’s M&A and Global Energy teams where he advised on $30 billion in M&A and $20 billion in financing transactions. Mr. Nisar has a BS in Electrical Engineering from Washington University and a BA in Physics and Economics from Ohio Wesleyan University.

Scott Sutton has served as a director of the Company since November 2025. Mr. Sutton is a seasoned executive with more than 30 years of leadership in the chemicals industry. From January 5, 2026 through April 20, 2026, he served as President and Chief Executive Officer of Rayonier Advanced Materials Inc., where he also served as a member of the board of directors. Mr. Sutton previously served as Chairman of the board of directors of Olin Corporation from 2021 to 2024 and as its President and Chief Executive Officer from 2020 to 2024, after joining its board in 2018. He also served as a member of the board of directors of Celanese Corporation (NYSE: CE) from 2025 until January 2026. Prior to Olin, Mr. Sutton served as President and Chief Executive Officer and a member of the board of directors of Prince International Corporation from 2019 to 2020, and prior to that held a number of senior executive roles at Celanese Corporation. Earlier in his career, Mr. Sutton served as President and General Manager of Chemtura AgroSolutions from 2011 to 2013, as Business Manager of Landmark from 2008 to 2011, and in various management roles at Albemarle Corporation (NYSE: ALB) from 1990 to 2008. Mr. Sutton began his career at Andersen Consulting as a Senior Consultant from 1987 to 1990. Mr. Sutton holds a Bachelor of Science degree in Civil Engineering from Louisiana State University.

Ashok Vemuri has served as a director of the Company since July 2022. Since January 2023, Mr. Vemuri has also served on the board of directors of Version 1. From July 2020 to September 2022, Mr. Vemuri served as the Chairman of the board of directors of OSG Billing. He also served as Chief Executive Officer and a Director of Conduent Incorporated, a global digital interactions company, from the company’s inception as a result of the spin-off from Xerox Corporation in January 2017 through August 2019. He previously served as Chief Executive Officer of Xerox Business Services, LLC and as an Executive Vice President of Xerox Corporation from July 2017 to December 2017. Prior to that, he was President, Chief Executive Officer, and a member of the Board of Directors of IGATE Corporation, a New Jersey-based global technology and services company now part of Capgemini, from 2013 to 2015. Before IGATE, Mr. Vemuri spent fourteen years in a variety of leadership and business development roles at Infosys, a multinational consulting and IT services company, where he joined as a business development manager and rose to serve as a member of the board. Mr. Vemuri holds a Bachelor of Science degree from St. Stephen’s College, Delhi, and received his MBA from the Indian Institute of Management, Ahmedabad. Mr. Vemuri

has served as a director for The Kroger Co. (NYSE: KR) since 2019, where he sits on the Audit and Financial Policy Committees.

Family Relationships

Our co-Chief Executive Officer, Adam Comora, is the son of our Chairman, Mark Comora.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years required to be disclosed pursuant to Item 401(f) of Regulation S-K.

There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Arrangements with Officers and Directors

There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director, or between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with the director or nominee’s candidacy or service.

There are also no known arrangements, including any pledge by any person of our securities, the operation of which may result in a change in control.

Vote Required and Board Recommendation

Under our By-Laws, a nominee for director will be elected to the Board by a plurality of the votes cast. A “plurality” vote means the candidate who receives the largest number of votes cast (even if they receive less than a majority) will be elected as a director.

The Board unanimously recommends a vote “FOR” each Nominee for director.

BOARD MEETINGS AND COMMITTEES

Meetings of the Board of Directors

The Board of Directors held ten (10) meetings in 2025 and took action by written consent on five (5) occasions. The Board of Directors met in executive session six (6) times during 2025. Each Director attended at least 75% of the aggregate meetings of the Board of Directors, and meetings held by all committees on which such Director served, during the period for which such Director served. Directors are invited and anticipated to attend the Company’s Annual Meeting of the Stockholders. All of our directors attended last year’s Annual Meeting of Stockholders.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board has determined that Mr. Dols, Mr. Martell, Mr. Moll, and Mr. Vemuri are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.

Controlled Company Exemption

Mr. Comora, through his control of OPAL Holdco LLC (“OPAL Holdco”), beneficially owns a majority of the voting power of all outstanding shares of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that director nominees must either be selected, or recommended for the board’s selection, either by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or a nominating and corporate governance committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We may utilize these exemptions, and you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, we may be required to add additional directors to the board in order to achieve such compliance within the applicable transition periods.

Board Oversight of Enterprise Risk

The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, and regulatory, cybersecurity and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business and its corporate functions, the Board considers and addresses the primary risks associated with these operations and functions. Our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Board’s committees, and particularly the Audit Committee, plays a key role in overseeing risk management issues that fall within such committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board. In performing its functions, the Audit Committee and the Compensation Committee have full access to management, as well as the ability to engage advisors. The Board receives regular reports from each of its standing committees regarding each committee’s particularized areas of focus.

Committees

Our board maintains a standing audit committee (the “Audit Committee”) and compensation committee (the “Compensation Committee”). The respective members and functions of the committees are described below. A current charter describing the nature and scope of the responsibilities of the Audit Committee is posted on the Company’s website at https://investors.opalfuels.com/corporate-governance/documents-charters.

Audit Committee

2025 meetings: 5
2025 actions by written consent: 1

Responsibilities:

•Retaining our independent registered public accounting firm, reviewing its independence, and reviewing and approving the planned scope of our annual audit;

•Reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by our independent registered public accounting firm;

•Reviewing the adequacy of accounting and financial controls and reviewing our critical accounting policies; and

•Reviewing and approving any related party transactions.

Members:	Independent
Ashok Vemuri (Chairman; “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K)	Yes
James Martell	Yes
Scott Dols	Yes

Compensation Committee

2025 meetings: 3
2025 actions by written consent: 0
Responsibilities:

•Reviewing and recommending to the Board of Directors the Company’s general compensation strategy;

•Reviewing and approving the selection of the Company’s peer companies for executive and Board compensation assessment purposes;

•Reviewing and approving corporate goals and objectives, and evaluating the Company’s performance on an annual basis;

•Reviewing and recommending to the Board all forms of compensation (including any awards granted under compensatory plans);

•Evaluating and recommending to the Board, the compensation of the Company’s Co-Chief Executive Officers and other executive officers;

•Evaluating and recommending, for approval by the Board, the appropriate level of compensation and fees for Board Committee service by non-employee directors; and

•Reviewing, recommending, approving and administering matters related to the Company’s equity-based and non-equity-based incentive plans and agreements thereunder.

Members:	Independent
Mark Comora	No
Nadeem Nisar	No
Ashok Vemuri	Yes
Scott M. Sutton(1)	Yes

(1) Mr. Sutton was appointed to the Compensation Committee effective as of November 1, 2025.

How Our Compensation Decisions Are Made

Role of the Board of Directors and Compensation Committee

Our Board of Directors is responsible for establishing and administering our executive compensation and equity incentive programs. This duty of the Board has been delegated to the Compensation Committee in accordance with the Compensation Committee’s charter. The Compensation Committee reviews executive performance to establish compensation and approves appropriate modifications to the named executive officers’ compensation. The Compensation Committee evaluates and recommends, for approval by the Board, the annual compensation of the non-employee directors and oversees the equity compensation plans. The Compensation Committee has further delegated to our Co-Chief Executive Officers the authority to determine the recipients and terms of certain equity incentive awards granted to newly-hired service providers (other than executive officers)(the “Delegated Authority Grants”) under our 2022 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”).

Role of the compensation consultant

During the last fiscal year, the Compensation Committee retained Korn Ferry to act as its compensation consultant to assist in its evaluation of executive and director compensation. Specifically, Korn Ferry (i) reviewed the Company’s existing compensation programs; (ii) performed market assessment of base salaries, annual bonuses and long-term incentives for the Company’s executive leadership team; (iii) developed a long-term incentive plan for the Company’s executive leadership team; (iv) reviewed director compensation programs; and (v) provided an overview of U.S. compensation practices and market practices.

The Compensation Committee reviewed the independence of Korn Ferry from management and determined that the compensation consultant was independent.

Role of Management

The Compensation Committee has sole authority to establish annual compensation for the Company’s named executive officers, other than the authority delegated to our Co-Chief Executive Officers with respect to the Delegated Authority Grants. None of the named executive officers determines his or her own pay.

Director Nominations Process

Our Board as a whole is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the Annual Meeting, the Board may take into account many factors, including, but not limited to, personal and professional integrity, experience relevant to the Company’s industry, and diversity of background and experience.

The Board considers stockholder nominees made in accordance with our By-Laws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Board. Stockholder recommendations may be submitted to the Board in care of the Corporate Secretary at the address set forth under “Communications with our Board of Directors.”

The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which is applicable to the Company’s directors, officers and employees, including the Company’s co-principal executive officers and principal financial officer. The Code of Business Conduct and Ethics is published on the Company’s website at https://investors.opalfuels.com/corporate-governance/documents-charters. We will disclose amendments to or waivers from our Code of Business Conduct and Ethics on our website in accordance with all applicable laws and regulations.

Anti-hedging/Anti-pledging

We prohibit short sales, hedging, and transactions in derivatives of our securities for all directors, officers, and employees. In addition, we prohibit pledging of our stock as collateral by directors and executive officers. We allow for certain portfolio diversification transactions, such as investments in exchange funds.

We also maintain an Insider Trading Policy that governs purchases, sales, and dispositions of our securities by directors, officers, and employees, that is reasonably designed to promote compliance with SEC regulations, insider trading laws, and Nasdaq listing standards. The policy prohibits, among other things:

• Trading in our securities while in possession of Material Nonpublic Information;
• Short sales of our securities;
• Transactions in put options, call options, or other derivative securities, other than the exercise of equity awards issued by us;
• Hedging or monetization transactions; and
• Margin accounts or pledging transactions, unless expressly permitted by our General Counsel.

To help prevent inadvertent violations, executive officers, directors, and designated insiders must obtain pre-clearance from our General Counsel before executing transactions in our securities. Additionally, directors and executive officers are subject to Blackout Periods and Window Period restrictions as outlined in our Insider Trading Policy.

Board Leadership Structure

The positions of Co-Chief Executive Officer and Chairman of our Board of Directors are held by three different individuals (Adam Comora and Jonathan Maurer and Mark Comora, respectively). This structure allows our Co-Chief Executive Officers to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Co-Chief Executive Officers to the Board of Directors and strengthens the independence of the Board of Directors from management.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of the Corporate Secretary of OPAL Fuels, Inc. at One North Lexington Ave, White Plains, New York 10601. The Corporate Secretary will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director. The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of OPAL.

Nominees for Director and Other Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Proposals for Inclusion in the 2027 Proxy

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. Under SEC rules, in order to be included in the proxy statement for the 2027 Annual Meeting of Stockholders, stockholder proposals submitted under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), must be received by our Corporate Secretary at One North Lexington Ave, White Plains, New York 10601 not later than December 24, 2026. Proposals we receive after that date will not be included in the Company’s proxy statement for the 2027 Annual Meeting of Stockholders. In the event the date of the 2027 Annual Meeting of Stockholders has been changed by more than 30 days from the date of the 2026 Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders must submit the proposal to us at our office with a reasonable time before we begin to print and send our proxy materials for our 2027 Annual Meeting.

Other Proposals and Nominations

Our By-Laws require that a stockholder who otherwise intends to: (i) present a proposal outside of Rule 14a-8 under the Exchange Act; or (ii) nominate a director for our 2027 Annual Meeting of Stockholders, must deliver notice to our Corporate Secretary, in proper written form and in accordance with the requirements of the By-Laws, on or after February 17, 2027 but no later than March 19, 2027; provided, however, in the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2026 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the date of the 2027 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by us.

The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaw for our 2027 Annual Meeting is April 18, 2027. Shareholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our By-Laws, including the timing of notice requirements described above.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

BDO USA, P.C. (“BDO”) currently serves as the Company’s independent registered public accounting firm and has done so since its appointment in 2016. A representative of BDO is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2026. Although ratification is not required by our By-Laws or otherwise, our Board is submitting the appointment of BDO to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of BDO, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of BDO, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our Company and our stockholders.

Auditor Fees and Services

The following table sets forth the fees billed to the Company by the Company’s independent registered public accountants, BDO, for the year ended December 31, 2025.

	For The Twelve Months Ended December 31,
	2025	2024
Audit Fees (1)	$1,476,491	$1,443,794
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,476,491	$1,443,794

(1) Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of interim consolidated financial statements and audit services in connection with other statutory and regulatory filings.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairman must be presented to the full Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by the applicable auditors for the year ending December 31, 2025, as described above.

Vote Required and Board Recommendation

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the stock which are present in person or by proxy at the Meeting and entitled to vote.

The Board recommends that you vote “FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Company has engaged BDO USA, P.C. (“BDO”) as its independent registered public accounting firm to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee also discussed with BDO matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

3.	The Audit Committee has also received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of BDO with that firm.

4.	Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements for the year ended December 31, 2025 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026.

The foregoing has been furnished by the Audit Committee:

Ashok Vemuri (Chairman)
James Martell
Scott Dols

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

Our executive officers are:

Name	Position with OPAL	Age
Adam Comora	Co-Chief Executive Officer	54
Jonathan Maurer	Co-Chief Executive Officer	66
John Coghlin	General Counsel	59
Kazi Hasan	Chief Financial Officer	55
Darrell Birck	Executive Vice President	63
David Unger	Executive Vice President	56

Adam Comora has served as Co-Chief Executive Officer of the Company since it was formed in December 2020. From February 2011 until January 1, 2022, Mr. Comora was with Fortistar, a privately-owned investment firm that provides capital to build, grow and manage companies that address complex sustainability challenges, where among other positions he served as President and Chief Executive Officer of TruStar Energy (now the dispensing and monetization segment of OPAL Fuels). Prior to joining Fortistar, Mr. Comora was a partner at EnTrust Capital, an asset management firm based in New York City from 1998 to 2011 where he was an integral part of the investment team managing long only equities, a long/short strategy, and a fund of funds. While at EnTrust, assets under management grew from $1 billion to $6 billion. Prior to EnTrust, Mr. Comora was an Analyst and Associate at JP Morgan Investment Bank from 1994 to 1998. Mr. Comora received his Bachelor of Arts in Economics and Government from Cornell University.

Jonathan Maurer has served as the Co-Chief Executive Officer of the Company since it was formed in December 2020. Previously, Mr. Maurer worked for over thirty years at our parent company, Fortistar, a privately-owned investment firm that provides capital to build, grow and manage companies that address complex sustainability challenges. There he was Managing Director and Co-Head of Fortistar’s Investment Team and led all management and investment activities associated with Fortistar’s renewable natural gas, landfill gas to power, and biomass energy investments. Mr. Maurer also served as a member of Fortistar’s management and investment committees. Prior to Fortistar, Mr. Maurer was a commercial banker with JP Morgan Chase & Co. Mr. Maurer has an MBA from Columbia Business School and a Bachelor of Arts from St. Lawrence University. Mr. Maurer serves as a member of the Board of Trustees of The Norton Museum of Art and The Society of the Four Arts.

John Coghlin has served as General Counsel of the Company since June 2021. From 2014 until May 2021, Mr. Coghlin served as Senior Vice President and General Counsel of Colt Defense LLC, a manufacturing firm based in West Hartford, Connecticut. From 2007 to 2014, he served as the Chief Operating Officer and General Counsel at Healthcor Group, a global registered investment advisor. Prior to Healthcor, Mr. Coghlin served as Senior Vice President and General Counsel of the Operations Division of Citizens Financial Group. He began his career as an associate with the law firm of Rogers & Wells (currently known as Clifford Chance). Mr. Coghlin received his Juris Doctorate from Boston College School of Law and his Bachelor of Arts from Tufts University.

Kazi Hasan has served as Chief Financial Officer of the Company since February 2025. Prior to joining the Company, Mr. Hasan served from January to July 2024 as a Senior Advisor at Fluence Energy, Inc. (Nasdaq: FLNC), and from 2018 to 2024 as Executive Vice President and Chief Financial Officer for Puget Sound Energy and Cleco, energy utilities in Washington and Louisiana, respectively. Prior to these roles, Mr. Hasan spent more than two decades with AES (NYSE: AES) in senior global and regional executive roles, including Global Chief Risk Officer. Mr. Hasan has also previously served on the boards of directors of various public and private companies. Mr. Hasan is a Chartered Financial Analyst and holds an Engineering degree and multiple Masters degrees in Business Administration and Leadership.

Darrell Birck has served as Executive Vice President of the Company since December 2024. Prior to joining the Company, Mr. Birck served for over a decade at Koch Industries, including as Senior Vice President for Project Operations at DEPCOM Power, a leading solar energy solutions provider. Before DEPCOM, Mr. Birck was a Senior Director of Operations at Georgia Pacific Corrugated, one of the world’s leading manufacturers of tissue, pulp, packaging, and building products, and Vice President of Operations for Biofuels & Ingredients at Flint Hill Resources, overseeing eight biorefineries. Mr. Birck previously spent 19 years with Cytec Solvay Group, leading operations at chemical manufacturing facilities.

David Unger has served as Executive Vice President of the Company since December 2020. Mr. Unger served at Fortistar from February 2018 until January 1, 2022, where he served as a Senior Vice President. Mr. Unger previously worked for

Waste Management, Inc. for 23 years and developed their renewable natural gas (RNG) and compressed natural gas (CNG) monetization lines of business. Mr. Unger has developed over 70 renewable energy facilities, including RNG, landfill gas (LFG) to electricity, and solar. Mr. Unger managed Waste Management’s California CNG truck assets, monetizing both internally produced RNG and third-party sourced RNG. In 2015 and 2016, Mr. Unger was selected to Waste Management’s “Circle of Excellence” for outstanding achievement. Mr. Unger has a Bachelor of Sciences in Renewable Natural Resources from the University of Connecticut and a Master of Business Administration from the University of New Haven.

Our executive officers are elected annually and serve at the discretion of the Board of Directors. Except as described elsewhere in this proxy statement, there are no family relationships among any of our executive officers and directors. There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

The following section describes our compensation program for 2025 and the compensation of our Co-Chief Executive Officers and other two most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs”) during 2025. For 2025, the following individuals were our Named Executive Officers (each a “Named Executive Officer” or “NEO”):

a.    Adam Comora, Co-Chief Executive Officer
b.    Jonathan Maurer, Co-Chief Executive Officer
c.    Kazi Hasan, Chief Financial Officer
d.    John Coghlin, General Counsel

Detailed information on the compensation for our NEOs is presented in the following tables and accompanying narrative.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Stock Awards ($) (2) (3)		Option Awards ($) (4)		Non equity incentive plan compensation ($)		Nonqualified deferred compensation earnings ($)		All other compensation ($)		Total ($)
Adam Comora, Co-Chief Executive Officer	2025	614,808	395,453		1,600,000		400,000								3,010,261.00
	2024	591,808	415,000		1,600,000		400,000		-		-		-		3,006,808
Jonathan Maurer, Co-Chief Executive Officer	2025	614,808	395,453		1,600,000		400,000						24,857(5)		3,035,118
	2024	591,808	415,000		1,600,000		400,000		-		-		24,502		3,031,310
Kazi Hasan, Chief Financial Officer	2025	432,692	459,506		1,680,000		420,000						193,533(6)		3,185,731
	2024	-		-		-		-		-		-		-
John Coghlin, General Counsel	2025	430,616	266,407		640,000		160,000						13,760(7)		1,510,783
	2024	411,692	248,000		1,360,000		140,000		-		-		9,908		2,169,600

(1)	Includes cash discretionary bonuses paid under the STIP to NEOs in 2025 and 2024. Please see additional information below in the section “Narrative Disclosure to the Summary Compensation Table”. For Mr. Hasan, the amount shown includes an additional sign-on bonus in the amount of $150,000.

(2)	On March 31, 2024, the Company granted time-based restricted stock units which will be settled in Class A common stock to Messrs. Comora, Maurer and Coghlin. On March 31, 2025, the Company granted such restricted stock units to all NEOs. The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are incorporated herein by reference to Note 17. Stock based compensation, to the Company’s consolidated financial statements, set forth in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)	On March 31, 2024, the Company granted performance-based restricted stock unit awards, which will be settled in Class A common stock, to Messrs. Comora, Maurer and Coghlin. On March 31, 2025, the Company granted such performance-based restricted stock unit award to all NEOs. The amounts shown above reflect the aggregate grant date fair value of such PRSU awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are incorporated herein by reference to Note 17. Stock based compensation, to the Company’s consolidated financial statements, set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. For each PRSU, the table above sets forth both the grant date fair value assuming the most probable outcome of performance conditions, and the table below sets forth the grant date fair value assuming the maximum award is achieved (which is calculated as the maximum number of shares with respect to which payment could be achieved, multiplied by the grant date closing price) are presented.

		Grant Date Fair Value ($)
Name	Grant Date	Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Adam Comora	March 31, 2025	599,062	1,198,124
	March 31, 2024	600,001	1,200,002
Jonathan Maurer	March 31, 2025	599,062	1,198,124
	March 31, 2024	600,001	1,200,002
Kazi Hasan	March 31, 2025	629,016	1,258,032
John Coghlin	March 31, 2025	239,625	479,250
	March 31, 2024	210,001	420,002

(4)	On March 31, 2024, the Company granted time-based stock options exercisable for Class A common stock to Messrs. Comora, Maurer and Coghlin at an exercise price of $3.39. On April 8, 2025, the Company granted such time-based stock options to all NEOs at an exercise price of $1.53. In each case, such exercise prices represented an amount equal to or greater than the closing price on the applicable date of grant. The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are incorporated herein by reference to Note 17. Stock based compensation, to the Company’s consolidated financial statements, set forth in our Annual Report on Form 10-K for the year ended December 31, 2025.

(5)	This amount represents matching contributions under the terms of our 401(k) plan paid by us on behalf of Mr. Maurer.

(6)
This amount represents (i) matching contributions under the terms of our 401(k) plan paid by us on behalf of Mr. Hasan in the amount of $11,538; and (ii) relocation expenses paid by us on behalf of Mr. Hasan in the amount of $181,995.

(7)	This amount represents matching contributions under the terms of our 401(k) plan paid by us on behalf of Mr. Coghlin.
Narrative Disclosure to the Summary Compensation Table

For the 2025 fiscal year, our compensation program consisted primarily of the following elements: base salary, short-term annual incentive awards, long-term equity incentives and benefit and perquisite programs.

Base Salary

Historically, we have provided base salary as a fixed source of compensation for our executive officers. Base salaries for NEOs are established based on the scope of their responsibilities, competencies and their prior relevant experience, taking into account compensation paid in the market for similar positions, the market demand for such NEOs and the NEO’s total compensation package. Base salaries are reviewed annually, based on each NEO’s success in meeting or exceeding individual objectives and on our financial performance. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope of an executive’s role or responsibilities, as well as to maintain market competitiveness.

Short-Term Incentive Plan (“STIP”)

Our STIP program for NEOs and other executive officers includes eligibility for annual cash performance bonuses. The payout targets are tied to achievement of certain corporate metrics (“Corporate Metrics”) and strategic individual performance objectives. Additionally, the payouts are also subject to the safety performance of the Company. The threshold, target and maximum payouts for Corporate Metrics are established using a scale ranging from 0% to 200%. For threshold achievement for any Corporate Metric, the payout is equal to 50% of the payout target for such Corporate Metric. For achievement in excess of the target for any Corporate Metric, the payout will be interpolated on a straight-line basis from 101% of the target payout, up to a maximum of 200% of the target payout, upon achievement of 125% of the target. The Compensation Committee maintains discretion to review extraordinary items for adjustments, including but not limited to renewable identification number ("RIN") pricing, investment tax credit ("ITC") timing and any other force majeure events. In the event of a participant’s termination (other than a termination for cause or resignation without good reason) following a change in control, as defined in the STIP, such participant will be entitled to receive a prorated portion of the bonus payment.

The following table presents the performance measures selected by the Compensation Committee for 2025, a description of and the payout opportunity associated with each performance measure as well as the relative weighting of each performance measure among our NEOs.

Performance Measure	% of Payout	Payout Opportunity	Range of Weighting (1)
Corporate Metrics:			70% - 80%
Adjusted EBITDA ($ millions) (2)	40%	0 - 200%
RNG Production (MMBtus)	25%	0 - 200%
RNG Design Capacity Placed in Construction (MMBtus)	25%	0 - 200%
New Transportation Fuel Contracts (GGEs)	10%	0 - 200%

Strategic/Personal Objectives			20% - 30%

Safety Modifier (3)			+/- 10%

(1) Range of Weighting varies based on the position for all NEOs.

(2) Adjusted EBITDA is a non-GAAP measure that adjusts net income for (i) interest and financing expense, net, (ii) income taxes, (iii) loss on debt extinguishment, (iv) net (income) loss attributable to non-controlling interests, (v) depreciation, amortization and accretion expense, (vi) adjustments to reflect Adjusted EBITDA from equity method investments, (vii) loss on warrant exchange, (viii) unrealized (gain) loss on derivative instruments, (ix) non-cash charges, (x) one-time non-recurring expenses, (xi) major maintenance on renewable power and (xii) gain on deconsolidation of variable interest entities (“VIEs”).

(3) Payouts are subject to a modifier of up to +/- 10% based on safety performance of the Company.

Based on the review of the Corporate Metrics achieved and NEOs’ performance by our Compensation Committee, our Board awarded the NEOs annual bonuses in the amounts set forth in the Summary Compensation Table above. The target annual bonuses for NEOs for 2025 were as follows: 100% of base salary for Mr. Comora and Mr. Maurer, 85% of base salary for Mr. Hasan, and 75% of base salary for Mr. Coghlin. Payouts of annual bonuses for NEOs for 2025 were as follows: 64% of target for Mr. Comora and Mr. Maurer, 73% of target for Mr. Hasan, and 81% of target for Mr. Coghlin.

Long-Term Incentives

2022 Omnibus Equity Incentive Plan

The Company adopted the 2022 Omnibus Equity Incentive Plan which was approved by our shareholders on July 21, 2022. The Compensation Committee believes that the effective use of long-term, stock-based incentive compensation is integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of our executives with those of our shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.

Equity Awards

2025

    On March 31, 2025, the Company awarded time-based RSUs payable in shares of Class A common stock to certain eligible group of employees including its NEOs. Such RSUs generally vest in three equal installments on each of the first three anniversaries of the applicable vesting commencement date; provided, however, that a portion of the RSUs granted to Mr. Hasan on such date vest in two equal installments on each of the first two anniversaries of the applicable vesting commencement date. Upon the occurrence of a termination by reason of the grantee’s disability or termination without cause, such RSUs shall vest with respect to the number of RSUs that would have vested upon the next applicable vesting date, had the grantee remained an employee or service provider. Notwithstanding the foregoing, upon the occurrence of a grantee’s termination without cause or resignation for good reason, in connection with, or within 24 months following, the consummation of a change in control, any unvested portion of the RSUs shall accelerate and vest in full. Upon the occurrence of a termination by reason of the grantee’s death, the RSUs shall accelerate and vest in full.

On April 8, 2025, the Company awarded stock options exercisable for Class A common stock to certain eligible group of employees including its NEOs. Such stock options generally vest in three equal annual installments on each of the first three anniversaries of the applicable vesting commencement date; provided, however, that a portion of the stock options granted to Mr. Hasan vest in two equal installments on each of the first two anniversaries of the applicable vesting commencement date. Upon the occurrence of a termination by reason of the grantee’s disability or termination without cause, such options shall vest with respect to the number of shares that would have vested upon the next applicable vesting date, had the optionee remained an employee or service provider. Notwithstanding the foregoing, upon the occurrence of a grantee’s termination without cause or resignation for good reason, in connection with, or within 24 months following, the consummation of a change in control transaction, any unvested portion of the options shall accelerate and vest in full. Upon the occurrence of a termination by reason of the grantee’s death, the options shall accelerate and vest in full.

On March 31, 2025, the Company awarded PRSUs payable in shares of Class A common Stock upon the achievement of certain performance criteria as part of its LTIP to certain eligible group of employees including its NEOs. The applicable performance period for such PRSU awards is January 1, 2025 to December 31, 2027, and all such PRSUs are scheduled to vest on March 31, 2028; provided, however, that the PRSUs may earlier vest in the event of (i) the grantee’s death; (ii) the grantee’s termination without cause or resignation for good reason within 24 months of a change in control transaction (a “Change in Control Termination”); or (iii) a termination by reason of the grantee’s disability or termination without cause (which does not occur in connection with a change in control transaction) (such termination, a “Termination Event”). Upon the occurrence of a Termination Event, a grantee shall vest with respect to a pro rata portion of the target PRSUs based on the number of full calendar months during which the grantee performed services during the applicable performance period. In the event of a Change in Control Termination, a grantee shall vest with respect to the greater of (A) the target PRSUs, or (B) if greater, the number of PRSUs determined based upon the satisfaction of the applicable performance criteria as of the date of the Change in Control Termination. In the event of a grantee’s death, the grantee shall vest with respect to the target PRSUs. Notwithstanding the foregoing, upon the occurrence of a Termination Event, Change in Control Termination, or the grantee’s death after the end of the applicable performance period, but before the vesting date, the grantee shall vest with respect to the actual number of PRSUs determined based on the satisfaction of the applicable performance criteria for such performance period.

The following table shows the performance targets and the payout percentage for each of the criteria for PRSUs.

Performance Metric	Weighting	Amount	Payout %
Adjusted EBITDA + ITC Proceeds (millions) (1)	50%
- Maximum		$722.4	200%
- Target		$574.6	100%
- Threshold		$426.8	50%
RNG projects placed into construction (millions MMBtus)	50%
- Maximum		7.5	200%
- Target		6.0	100%
- Threshold		4.5	50%

2024

On March 31, 2024, the Company awarded time-based RSUs payable in shares of Class A common stock to certain eligible group of employees including Messrs. Comora, Maurer and Coghlin. All the RSUs vest in three equal installments on each of the first three anniversaries of the applicable vesting commencement date. Upon the occurrence of a termination by reason of the grantee’s disability or termination without cause, such RSUs shall vest with respect to the number of RSUs that would have vested upon the next applicable vesting date, had the grantee remained an employee or service provider. Notwithstanding the foregoing, upon the occurrence of a grantee’s termination without cause or resignation for good reason, in connection with, or within 24 months following, the consummation of a change in control, any unvested portion of the RSUs shall accelerate and vest in full. Upon the occurrence of a termination by reason of the grantee’s death, the RSUs shall accelerate and vest in full.

On March 31, 2024, the Company awarded stock options exercisable for Class A common stock to certain eligible group of employees including Messrs. Comora, Maurer and Coghlin. All of the stock options vest in three equal annual installments on each of the first three anniversaries of the applicable vesting commencement date. Upon the occurrence of a termination by reason of the grantee’s disability or termination without cause, such options shall vest with respect to the number of shares that would have vested upon the next applicable vesting date, had the optionee remained an employee or service provider. Notwithstanding the foregoing, upon the occurrence of a grantee’s termination without cause or resignation for good reason, in connection with, or within 24 months following, the consummation of a change in control transaction, any unvested portion of the options shall accelerate and vest in full. Upon the occurrence of a termination by reason of the grantee’s death, the options shall accelerate and vest in full.

On March 31, 2024, the Company awarded PRSUs payable in shares of Class A common Stock upon the achievement of certain performance criteria as part of its LTIP to certain eligible group of employees including Messrs. Comora, Maurer and Coghlin. The applicable performance period for such PRSU awards is January 1, 2024 to December 31, 2026, and all such PRSUs are scheduled to vest on March 31, 2027; provided, however, that the PRSUs may earlier vest in the event of (i) the grantee’s death; (ii) the grantee’s termination without cause or resignation for good reason within 24 months of a change in control transaction (a “Change in Control Termination”); or (iii) a termination by reason of the grantee’s disability or termination without cause (which does not occur in connection with a change in control transaction) (such termination, a “Termination Event”). Upon the occurrence of a Termination Event, a grantee shall vest with respect to a pro rata portion of the target PRSUs based on the number of full calendar months during which the grantee performed services during the applicable performance period. In the event of a Change in Control Termination, a grantee shall vest with respect to the greater of (A) the target PRSUs, or (B) if greater, the number of PRSUs determined based upon the satisfaction of the applicable performance criteria as of the date of the Change in Control Termination. In the event of a grantee’s death, the grantee shall vest with respect to the target PRSUs. Notwithstanding the foregoing, upon the occurrence of a Termination Event, Change in Control Termination, or the grantee’s death after the end of the applicable performance period, but before the vesting date, the grantee shall vest with respect to the actual number of PRSUs determined based on the satisfaction of the applicable performance criteria for such performance period.

The following table shows the performance targets and the payout percentage for each of the criteria for PRSUs.

Performance Metric	Weighting	Amount	Payout %
Adjusted EBITDA + ITC Proceeds (millions) (1)	50%
- Maximum		$681.3	200%
- Target		$545.0	100%
- Threshold		$408.8	50%
RNG projects placed into construction (millions MMBtus)	50%
- Maximum		7.5	200%
- Target		6.0	100%
- Threshold		4.5	50%

(1) Adjusted EBITDA is a non-GAAP measure that adjusts net income for (i) interest and financing expense, net, (ii) income taxes, (iii) loss on debt extinguishment, (iv) net (income) loss attributable to non-controlling interests, (v) depreciation, amortization and accretion expense, (vi) adjustments to reflect Adjusted EBITDA from equity method investments, (vii) loss on warrant exchange, (viii) unrealized (gain) loss on derivative instruments, (ix) non-cash charges, (x) one-time non-recurring expenses, (xi) major maintenance on renewable power and (xii) gain on deconsolidation of VIEs. For the avoidance of doubt, the performance targets set forth above also include net proceeds from the sale of ITC tax credits.

Employee Benefits

We provide standard health, dental, and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all eligible employees. We do not offer a deferred compensation plan or pension plan and do not provide executive perquisites that are not generally available on a non-discriminatory basis to all of our employees.

401(k) Savings Plan

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. Our named executive officers participate in this plan on the same basis as our other full-time employees.

Employment Agreements; Payments upon Change in Control or Termination

Mr. Hasan is party to an employment agreement with the Company dated as of December 31, 2024 (the “Hasan Employment Agreement”). Pursuant to the Hasan Employment Agreement, Mr. Hasan is entitled to receive an annual base salary in the amount of $500,000, and is eligible to participate in the STIP and receive annual equity awards under our 2022 Omnibus Equity Incentive Plan. In addition, pursuant to the Hasan Employment Agreement, Mr. Hasan received sign-on grants of stock options, RSUs, and PRSUs, to be valued in the aggregate at $1,200,000. Mr. Hasan also received a sign-on bonus in the amount of $150,000, which was subject to claw back in the event that he terminated his employment with us prior to March 31, 2026. The Hasan Employment Agreement further provided for reimbursement of up to $100,000 in moving expenses and housing costs incurred by Mr. Hasan within a 100-mile radius of White Plains, New York, and a tax gross-up for taxes in an amount equal to 37% of such expenses, which amounts were payable to Mr. Hasan in 2025. In the event of his termination without cause, Mr. Hasan is entitled to receive severance comprised of (A) 26 weeks of base salary continuation; and (B) 26 weeks of COBRA continuation, in each case, subject to his execution of a separation agreement that includes a 6-month non-solicitation covenant, a mutual non-disparagement covenant, and a confidentiality agreement. Notwithstanding the foregoing, if his employment is terminated in connection with a change in control transaction or within 12 months thereafter, Mr. Hasan’s severance will include (A) 52 weeks of base salary continuation; (B) 52 weeks of COBRA continuation; and (C) payment of his full target STIP payment for the year in which termination occurs. The Hasan

Employment Agreement further provides for 25 days of paid time off annually, as well as participation in our health and welfare plans and 401(k) plan.

No other NEO of the Company is a party to an employment agreement. Further, none of our other NEOs are entitled to compensation upon a change in control or termination, provided, however, that upon a change in control of OPAL Fuels LLC (“Opco”), a wholly owned subsidiary of the Company, Mr. Comora and Mr. Maurer shall each be entitled to payment with respect to such NEO’s Parent Equity Awards (as defined below), and upon a Change in Control Termination, PRSUs shall vest as described above, in each case, in the amounts set forth in the table entitled “Outstanding Equity Awards at Fiscal Year End” (assuming such change in control occurred on December 31, 2025, and other conditions described in the footnotes to such table are met).

“Parent Equity Awards” refer to awards granted prior to the Business Combination Agreement dated December 2, 2021, by and among ArcLight, Opco, and OPAL HoldCo ("Business Combination") by Fortistar (through one of its feeder entities) to certain of the Company’s executives, comprised of units intended to be treated as “profits interests” for U.S. federal income tax purposes, with such profits interest awards tracking the performance of the applicable predecessor companies of the Company. Participants were entitled to participate in pro rata distributions from such predecessors of Opco during their employment. Effective as of December 1, 2020, the Parent Equity Awards were restructured to track the performance of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards				Stock Awards
Name and Principal Position (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have not Vested ($) (h) (1) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j) (1)
Adam Comora (3)	3/31/2025	—	—	—	—	489,429	1,155,052	126,273	298,004
	4/8/2025	—	277,778	1.53	49,407	—	—	—	—
(4)	3/31/2024	—	—	—	—	134,409	317,205	64,113	151,307
	3/31/2024	39,216	78,432	5.02	49,034	—	—	—	—
(5)	3/31/2023	—	—	—	—	35,869	84,651	23,243	54,853
	3/31/2023	38,023	19,012	6.97	48,669	—	—	—	—
Jonathan Maurer (3)	3/31/2025	—	—	—	—	489,429	1,155,052	126,273	298,004
	4/8/2025	—	277,778	1.53	49,407	—	—	—	—
(4)	3/31/2024	—	—	—	—	134,409	317,205	64,113	151,307
	3/31/2024	39,216	78,432	5.02	49,034	—	—	—	—
(5)	3/31/2023	—	—	—	—	35,869	84,651	23,243	54,853
	3/31/2023	38,023	19,012	6.97	48,669	—	—	—	—
John Coghlin (6)	3/31/2025	—	—	—	—	195,772	462,022	50,509	119,201
	4/8/2025	—	111,112	1.53	49,407	—	—	—	—
(7)	3/31/2024	—	—	—	—	208,334	491,669	22,440	52,958
	3/31/2024	13,726	27,451	5.02	49,034	—	—	—	—
(8)	3/31/2023	—	—	—	—	16,739	39,503	10,847	25,598
	3/31/2023	17,744	8,872	6.97	48,669	—	—	—	—
Kazi Hasan (9)	3/31/2025	—	—	—	—	513,900	1,212,804	312,904	738,453
	4/8/2025	—	291,667	1.53	49,407	—	—	—	—

(1)	The dollar amounts shown in columns (h) and (j) are determined by multiplying the number of shares or units (other than Parent Equity Awards as described in footnotes below) in columns (g) and (i), by $2.36, the closing share price of the Company’s Class A common stock on December 31, 2025, the last trading day of the Company’s fiscal year. The PRSUs shown in Column (i) are the unvested PRSUs granted which are based on the achievement of threshold performance goals.
(2)	The market value of Parent Equity Awards (as defined above) shown in column (h) represents the value of the Profits Portion (as defined in footnote 5 below) assuming that (i) all of the equity or assets of Opco were sold for fair market value on December 31, 2025, (ii) the proceeds of such sale were distributed to the equity holders of Opco (which, in turn distributed such amounts to their owners), and (iii) Fortistar received full repayment of its capital contributed to Opco.
(3)	On March 31, 2025, the Company granted 489,429 RSUs and on April 8, 2025, the Company granted an option to purchase 277,778 shares of Class A common stock to the recipient, which each vest in three equal installments on March 31, 2026, March 31, 2027 and March 31, 2028, subject to acceleration of vesting as described above. On March 31, 2025, the Company granted 293,658 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2025 to December 31, 2027, and which fully vest on March 31, 2028, subject to acceleration of vesting as described above. All the outstanding awards are subject to continued employment with the Company on the applicable vesting date (as further described above).

(4)	On March 31, 2024, the Company granted 201,613 RSUs and an option to purchase 117,648 shares of Class A common stock to the recipient, which each vest in three equal installments on March 31, 2025, March 31, 2026 and March 31, 2027, subject to acceleration of vesting as described above. The Company granted 120,968 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2024 to December 31, 2026, and which fully vest on March 31, 2027, subject to acceleration of vesting as described above. All the outstanding awards are subject to continued employment with the Company on the applicable vesting date (as further described above).
(5)	On March 31, 2023, the Company granted 107,605 RSUs and an option to purchase 57,035 shares of Class A common stock to the recipient, which vest in three equal installments on March 31, 2024, March 31, 2025 and March 31, 2026, subject to acceleration of vesting as described above. The Company granted 64,563 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2023 to December 31, 2025, and which fully vest on March 31, 2026, subject to acceleration of vesting as described above. All the outstanding awards are subject to continued employment with the Company on the applicable vesting date (as further described above).
(6)	On March 31, 2025, the Company granted 195,772 RSUs and on April 8, 2025, the Company granted an option to purchase 111,112 shares of Class A common stock to the recipient, which each vest in three equal installments on March 31, 2026, March 31, 2027 and March 31, 2028, subject to acceleration of vesting as described above. On March 31, 2025, the Company granted 117,463 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2025 to December 31, 2027, and which fully vest on March 31, 2028, subject to acceleration of vesting as described above. All the outstanding awards are subject to continued employment with the Company on the applicable vesting date (as further described above).
(7)	On March 31, 2024, the Company granted 231,856 RSUs and an option to purchase 41,177 shares of Class A common stock to the recipient. A total of 161,291 RSUs vest on March 31, 2027 and the remaining 70,565 RSUs vest in three equal annual installments on March 31, 2025, March 31, 2026 and March 31, 2027, subject to acceleration of vesting as described above. The option to purchase 41,177 shares of Class A common stock vests in three equal annual installments on March 31, 2025, March 31, 2026 and March 31, 2027, subject to acceleration of vesting as described above. The Company granted 42,339 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2024 to December 31, 2026, vest 100% on March 31, 2027, subject to acceleration of vesting as described above. All the outstanding awards are subject to continued employment with the Company on applicable vesting date.
(8)	On March 31, 2023, the Company granted 82,498 RSUs and an option to purchase 26,616 shares of Class A common stock to the recipient, out of which 32,282 RSUs vest in two equal annual installments on March 31, 2024 and March 31, 2025 and 50,216 RSUs vest in three equal annual installments on March 31, 2024, March 31, 2025 and March 31, 2026, subject to acceleration of vesting as described above. The option to purchase 26,616 shares of Class A common stock vest in three equal annual installments on March 31, 2024, March 31, 2025 and March 31, 2026, subject to acceleration of vesting as described above. The Company granted 30,130 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2023 to December 31, 2025, vest 100% on March 31, 2026, subject to acceleration of vesting as described above. All the outstanding awards are subject to continued employment with the Company on applicable vesting date.
(9)	On March 31, 2025, the Company granted 513,900 RSUs and options to purchase 291,667 shares of Class A common stock to the recipient, out of which 293,657 RSUs vest in two equal annual installments on March 31, 2026 and March 31, 2027 and 220,243 RSUs vest in three equal annual installments on March 31, 2026, March 31, 2027 and March 31, 2028, subject to acceleration of vesting as described above. The option to purchase 166,667 shares of Class A common stock vests in two equal annual installments on March 31, 2026 and March 31, 2027, and the option to purchase 125,000 shares of Class A common stock vests in three equal annual installments on March 31, 2026, March 31, 2027 and March 31, 2028, subject to acceleration of vesting as described above. The Company granted 308,341 PRSUs which represent achievement of target performance goals for the measurement period between January 1, 2025 to December 31, 2027, and which fully vest on March 31, 2028, subject to acceleration of vesting as described above. All of the outstanding award are subject to continued employment with the Company on the applicable vesting date (as further described above).
Director Compensation Table

The following Director Compensation Table sets forth the compensation of our directors for the fiscal year ending December 31, 2025.

Name	Fee earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Mark Comora	$75,000	$135,000	$210,000
Betsy Battle	60,000	135,000	195,000
Scott Dols	68,042	135,000	203,042
Kevin Fogarty	39,667	135,000	174,667
James Martell	75,000	135,000	210,000
Lance Moll	15,000	67,500	82,500
Nadeem Nisar	70,000	135,000	205,000
Scott Sutton	11,667	56,250	67,917
Ashok Vemuri	90,000	135,000	225,000
Total	$504,376	$1,068,750	$1,573,126

(1)	The amounts shown in this column are the fees earned for the year for our Directors which includes a base fee of $60,000 as well as additional fees of $15,000 and $10,000, respectively, for participation in the Audit and Compensation Committees, respectively, and an additional $5,000 payment for chairing a committee.

(2)
On March 31, 2025, the Company granted 66,073 time-based RSUs convertible into Class A common stock to each of Ms. Battle and Messrs. Comora, Dols, Martell, Nisar and Vemuri, which vest 100% on March 31, 2026. On October 1, 2025, the Company granted 26,680 time-based RSUs convertible into Class A common stock to Mr. Moll, which vests 100% on October 1, 2026. On November 1, 2025, the Company granted 23,340 time-based RSUs convertible into Class A common stock to Mr. Sutton, which vest 100% on November 1, 2026. The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are incorporated herein by reference to Note 14. Stock-Based Compensation, to the Company’s consolidated financial statements, set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. Other than these RSUs, our non-employee directors hold no other equity incentive awards.

Narrative to Director Compensation Table

All non-employee directors are paid as members of our Board, and, if applicable, as members of any committee of our Board, certain annual retainers as determined by our Board.

The 2025 non-employee director compensation policy is summarized as follows:

Each non-employee director shall be entitled to an annual cash retainer in the amount of $60,000. For each committee of our Board upon which a non-employee director serves as a member, he or she shall be entitled to receive an additional cash retainer in the amount of $10,000 (or $15,000 in the case of the Audit Committee). For each committee upon which a non-employee director serves as both a member and a chairperson, such director shall be entitled to receive an additional payment in the amount of $5,000.

On an annual basis, each non-employee director shall be entitled to receive an equity award in the form of RSUs of OPAL Fuels. The number of shares subject to such awards shall be determined by dividing $130,000 by the Fair Market Value (as defined in our 2022 Omnibus Equity Incentive Plan (or its successor plan)) of our common stock on the date of grant of such award.

Each non-employee director will also be reimbursed for reasonable travel and other business expenses incurred in connection with attending meetings of our Board and its committees.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee last granted a stock option on March 31, 2026. The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant. The Company grants annual retention stock options pursuant to the long-term incentive plan to certain employees during the March Compensation Committee meeting each year. The Company’s Co-CEOs also have the authority to grant stock options to newly-hired service providers pursuant to the Delegated Authority Grants.

The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

EQUITY COMPENSATION PLAN INFORMATION

We have one active equity compensation plan, our Equity Incentive Plan. The Equity Incentive Plan provides for the grant of stock options (incentive and non-qualified), stock awards (including RSUs and PRSUs), stock appreciation rights and cash awards. We have reserved an aggregate 19,811,726 shares of common stock for issuance under our Equity Incentive Plan, plus an annual increase on the first day of each calendar year during the 10-year term of the Equity Incentive Plan, equal to the lesser of (i) five percent (5%) of the shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (ii) such lesser number of shares as determined by our Board, subject to adjustment for stock dividends, reorganizations, or other changes in our capital structure. Shares underlying any portion of an award that is cancelled, terminates, expires, or lapses for any reason are generally returned to the available pool under the Equity Incentive Plan. Shares attributable to (a) shares of common stock upon the exercise of incentive stock options that are subsequently forfeited or repurchased, or (b) awards transferred under any award transfer program, shall not again be available for grant under the Equity Incentive Plan.

The following table sets forth the number of shares of common stock subject to outstanding options, RSUs, PRSUs, warrants and other convertible securities into share rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2025.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding restricted stock units, options, warrants and rights (1)	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (2)
Equity compensation plan approved by stockholders	7,829,824	$2.76	38,344,812
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

(1)
Includes 7,829,824 shares subject to outstanding stock options, RSUs and PRSUs under the Equity Incentive Plan. The weighted average exercise price in column (B) does not take RSUs and PRSUs into account.

(2)	Based on 19,811,726 shares of Class A common stock originally reserved for issuance under the Equity Incentive Plan, plus annual increases on the first day of each calendar year during the initial ten-year term of the Plan, less shares previously issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of our Class A common stock, Class B common stock and Class D common stock by:

a.each person who is the beneficial owner of more than 5% of the outstanding shares of our Class A common stock, Class B common stock or Class D common stock;

b.each of the Company’s named executive officers, directors and director nominees; and

c.all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of RSUs, within 60 days of the Record Date.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our common stock is based on 31,993,327 shares of our Class A common stock issued and 30,357,544 shares outstanding, 121,500,000 shares of Class B common stock and 22,899,037 shares of our Class D common stock issued and outstanding as of the Record Date. When computing the number of shares of common stock beneficially owned and the percentage ownership of a person, we include shares of common stock underlying securities held by that person that are convertible or exercisable or will become convertible or exercisable within 60 days of the Record Date, but we do not include those shares of common stock underlying such securities when computing the percentage ownership of any other person.

Each share of our Class A common stock and Class B common stock is entitled to one vote per share and each share of our Class D common stock is entitled to five votes per share. As a result, on the Record Date, there were 266,352,729 votes eligible to be cast, consisting of (i) 30,357,544 votes for our Class A common stock, (ii) 121,500,000 votes for our Class B common stock and (iii) 114,495,185 votes for our Class D common stock.

Name and Address of Beneficial Owners (1)	Number of Class A common stock beneficially owned (1 vote per share)	% of Class A common stock beneficially owned	Number of Class B common stock beneficially owned (1 vote per share)	% of Class B common stock beneficially owned	Number of Class D common stock beneficially owned (5 votes per share)	% of Class D common stock beneficially owned	% of Total Voting Power
Directors and Named Executive Officers:
Mark Comora, Chairman (2)	2,443,385	7.7%	121,500,000	100%	22,899,037	100%	89.5%
Betsy Battle	122,785	*	–	–	–	–	*
Scott Dols (3)	238,096	*	–	–	–	–	*
James Martell	107,224	*	–	–	–	–	*
Nadeem Nisar	207,785	*	–	–	–	–	*
Scott Sutton	–	–	–	–	–	–	–
Lance Moll	–	–	–	–	–	–	–
Ashok Vemuri	122,785	*	–	–	–	–	*
Adam Comora (4)	667,686	2.2%	–	–	–	–	*
Jonathan Maurer (5)	589,885	1.9%	–	–	–	–	*
John Coghlin (6)	238,003	*	–	–	–	–	*
Kazi Hasan (7)	265,848	*	–	–	–	–	*
All directors and executive officers as a group (14 persons)	5,357,064	16.5%	121,500,000	100%	22,899,037	100%	90.6%
Five Percent Holders:
Mark Comora, Chairman (2)	2,443,385	7.7%	121,500,000	100%	22,899,037	100%	89.5%
Daniel R. Revers (8)	2,395,848	7.9%	–	–	–	–	*
Ares Management Corporation (9)	3,059,533	10.1%	–	–	–	–	1.1%
Mendocino Capital LLC (10)	2,158,547	7.1%	–	–	–	–	*
Entities affiliated with Electron Capital Partners LLC (11)	1,800,000	5.9%	–	–	–	–	*
Nyera II Limited (12)	1,500,000	4.9%	–	–	–	–	*
Barclays Bank PLC (13)	1,943,715	6.4%	–	–	–	–	*
Invesco Ltd (14)	3,212,010	10.6%	–	–	–	–	1.2%

* Represents less than 1%

(1)	Unless otherwise noted, the business address of each of the directors and officers is One North Lexington Avenue, 14th Floor, White Plains, New York 10601.

(2)	Consists of (i) 121,500,000 shares of Class B common stock owned of record by OPAL Holdco, (ii) 20,877,450 shares of Class D common stock owned of record by OPAL Holdco, (iii) 2,021,587 shares of Class D common stock owned of record by Hillman RNG Investments, LLC ("Hillman") (iv) 122,785 shares of Class A common stock owned directly, (v) 880,600 shares of Class A common stock owned by Fortistar, and (vi) 1,440,000 shares of Class A common stock underlying warrants held directly by a subsidiary of Fortistar. OPAL Holdco owns of record 100% of the issued and outstanding shares of Class B common stock as of the date of this table. OPAL Holdco and Hillman collectively own of record 100% of the issued and outstanding shares of Class D common stock as of the date of this table. Each of OPAL Holdco and Hillman are controlled, through Fortistar and certain of its subsidiaries, by Mr. Mark Comora. Accordingly, Mr. Mark Comora is deemed to have beneficial ownership of the securities held by each of OPAL Holdco, Hillman and Fortistar. The shares of Class D common stock owned of record by Hillman are pledged to a bank in connection with certain indebtedness owing to such bank. See “Certain Relationships and Related Party Transactions - Hillman Restructuring”. Shares of Class B and Class D common stock may be converted into shares of Class A common stock. The business address of each of Mr. Comora, OPAL Holdco, Hillman and Fortistar is One North Lexington Avenue, 14th Floor, White Plains, New York 10601.

(3)	Consists of (i) 195,672 shares of Class A common stock held directly, (ii) 34,823 shares of Class A common stock held indirectly by the Scott V. Dols Irrevocable Trust and (iii) 7,601 shares of Class A common stock held indirectly by the Vicky N. Dols Irrevocable Trust.

(4)	Consists of (i) 439,626 shares of Class A common stock, (ii) 92,593 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $1.53 per share, (iii) 78,432 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $5.02 per share, and (iv) 57,035 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $6.97 per share.

(5)	Consists of (i) 361,825 shares of Class A common stock, (ii) 92,593 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $1.53 per share, (iii) 57,035 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $6.97 per share, and (iv) 78,432 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $5.02 per share.

(6)	Consists of (i) 146,897 shares of Class A common stock, (ii) 37,038 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $1.53, (iii) 26,616 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $6.97 and (iv) 27,452 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $5.02.

(7)	Consists of (i) 140,847 shares of Class A common stock, (ii) 41,667 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $1.53, and (iii) 83,334 shares of Class A common stock issuable upon the exercise of stock options at an exercise price of $1.53.

(8)	According to the Schedule 13D/A filed on December 19, 2023. Consists of (i) 1,395,135 shares of Class A common stock held directly by ArcLight CTC Holdings II, L.P. (“Sponsor”), (ii) 619,731 shares of Class A common stock held directly by Daniel R. Revers, (iii) 322,227 shares of Class A common stock held directly by ACHP B, L.P., and (iv) 58,755 shares of Class A common stock held directly by ACTC Holdings GP II, LLC. Mr. Revers has shared voting and investment discretion with respect to the securities held by Sponsor, and thus may be deemed to have beneficial ownership of such securities. Mr. Revers expressly disclaims any such beneficial ownership of such securities, except to the extent of his individual pecuniary interests therein. Mr. Revers holds sole voting and dispositive power of the shares held directly by Mr. Revers, ACHP B, L.P., and ACTC Holdings GP II, LLC. The business address of Sponsor and Mr. Revers is 200 Clarendon Street, 55th Floor, Boston, Massachusetts 02116.

(9)	According to the Schedule 13G filed on August 1, 2022. Ares Partners Holdco LLC is the sole member of each of Ares Voting LLC and Ares Management GP LLC, which are respectively the holders of the Class B and Class C common stock of Ares Management Corporation, which common stock allows them, collectively, to generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. Ares Management Corporation is the sole member of Ares Holdco LLC, which is the general partner of Ares Management Holdings L.P., which is the sole member of Ares Management LLC, which is the sole member of Ares Capital Management LLC, which is the manager of Ares Capital Corporation, which is the sole member of ARCC Beacon LLC. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by ARCC Beacon LLC, but each disclaims any such beneficial ownership. The business address of Ares Management Corporation is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(10)	According to the Schedule 13D/A filed on March 10, 2026. Mendocino Capital, LLC (“Mendocino”), a wholly owned subsidiary of NextEra Energy, Inc. (“NextEra”), and NextEra have shared voting and dispositive power with respect to the reported securities. The business address of Mendocino and NextEra is 700 Universe Boulevard, Juno Beach, Florida 33408.

(11)	According to the Schedule 13G/A filed on February 14, 2024. Consists of (i) 1,060,088 shares of Class A common stock held by Electron Global Master Fund L.P. (“EGMF”) and Electron GP LLC, (ii) 695,913 shares of Class A common stock held by Electron Infrastructure Master Fund L.P. (“EIMF”) and Electron Infrastructure GP, LLC, and (iii) 43,999 shares of Class A common stock held by several accounts managed by Electron Capital Partners, LLC, an investment advisor (“Electron”). Ran Zhou is the managing member of Electron, which serves as the investment manager to each of EGMF, EIMF, and several managed accounts. Electron and Mr. Zhou may be deemed to beneficially own such shares. The parties hold shared voting and dispositive power over such shares The business address of the parties is 10 East 53rd Street, 19th Floor, New York, New York 10022. The reporting person is an investment advisor.

(12)	Consists of 1,500,000 shares of Class A common stock. Benjamin Wasem, Pantelitsa Georgiade and Vasiliki Papalli (the “Nyera Principals”) each has voting and investment discretion with respect to the securities held Nyera II Limited (“Nyera”), and thus may be deemed to have beneficial ownership of such securities. Each of the Nyera Principals expressly disclaims any such beneficial ownership of such securities, except to the extent of their individual pecuniary interests therein. The business address of Nyera and the Nyera Principals is 8 Stasinou Avenue, Photos Photiades Business Centre, Office 401, 1060 Nicosia, Cyprus.

(13)	According to Schedule 13G/A, filed on March 21, 2025. Consists of 1,943,715 shares of Class A common stock held by Barclays PLC. The business address of Barclays PLC is 1 Churchill Place, London, E14 5HP, England. The reported shares are held directly by Barclays Bank PLC, a subsidiary of Barclays PLC.

(14)	According to Schedule 13G/A, filed on April 7, 2026. The business address of Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. Invesco Ltd. is an investment adviser and holds the reported securities in its capacity as a parent holding company to its investment advisers. Invesco Ltd. may be deemed to beneficially own the reported shares which are held of record by clients of Invesco Ltd. Invesco Capital Management LLC is a subsidiary of Invesco Ltd. and it advises the Invesco WilderHill Clean Energy ETF which owns the reported shares.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company’s common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, together with information known to the Company, the Company believes that during the fiscal year ended December 31, 2025, these persons timely complied with the applicable Section 16(a) requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee Charter provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the Audit Committee. The Audit Committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the Company and to the relevant related party. Any member of the Audit Committee who has an interest in the related party transaction under review by the Audit Committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the Audit Committee may determine to permit or to prohibit the related party transaction.

IT Services Agreement

Opco has entered into a Master Services Agreement with CoStar Partners LLC (“CoStar”). CoStar is controlled, indirectly, by Mr. Mark Comora through entities affiliated with Mr. Comora, including Fortistar and certain of its affiliated entities other than Opco. Prior to the closing of the Business Combination, Mr. Comora was Chairman of the board of managers of Opco and, thereafter became our Chairman of the Board. He is also the Founder and President of, and sole member in, Fortistar. Mr. Nadeem Nisar, also a former member of the board of Opco and a current member of our board, is a Managing Director of Fortistar and also serves as a member of Fortistar’s management and investment committees which oversee the operations of Fortistar’s portfolio companies. The Chief Executive Officer of CoStar is Mr. David Comora, who is the son of Mr. Mark Comora and the brother of Mr. Adam Comora who served as Co-Chief Executive Officer of Opco and is currently serving in the same capacity at OPAL. In addition, Mr. Adam Comora, Mr. Jonathan Maurer, Mr. Anthony Falbo and Mr. David Unger, at the time this Master Services Agreement was signed, served as executive officers of Opco and also served at Fortistar. Pursuant to this Master Services Agreement, CoStar provides certain information technology and consulting services and support to Opco. In consideration of the performance of these certain services, Opco has agreed to compensate CoStar approximately $230,000 per month. This amount may increase in the event Opco requests additional services under the Master Services Agreement. The original term of this Master Services Agreement was thirty-six months from the effective date of June 1, 2021. Following the expiration of the original term, the agreement automatically renews on an annual basis on each anniversary of the agreement unless either party provides 365 days prior written notice. CoStar has the right to terminate this agreement in whole or in part upon Opco's failure to cure any monetary default or default of any non-monetary material provision after a combined forty days of written notice from CoStar to Opco. Opco, on the other hand, may terminate this agreement in its entirety in the event that CoStar defaults in the performance of the services and such default is not cured within forty-five days of written notice from Opco of such default.

Administrative Services Agreement

Opco has entered into an Administrative Services Agreement with Fortistar Services 2 LLC (“FS2”). FS2 is controlled, indirectly, by Mr. Mark Comora through entities affiliated with Mr. Comora, including Fortistar and certain of its affiliated entities other than us. Prior to the closing of the Business Combination, Mr. Comora was Chairman of the board of Opco, and, thereafter, became the Chairman of our board. He is also the Founder and President of, and sole member in, Fortistar. Mr. Nadeem Nisar, also a former member of the board of Opco and a current member of our board, is a Managing Director of Fortistar and also serves as a member of Fortistar’s management and investment committees which oversee the operations of Fortistar’s portfolio companies. In addition, Mr. Adam Comora, Mr. Jonathan Maurer, Mr. Anthony Falbo and Mr. David Unger, at the time this Administrative Services Agreement was signed, served as executive officers of Opco and also served at Fortistar. Pursuant to this Administrative Services Agreement, Opco pays the applicable standard hourly rate for each professional of FS2’s personnel for administrative and support services; and FS2 pays the applicable standard hourly rate for each professional of Opco for technical, engineering, analytical, regulatory and other consulting services to FS2 or its affiliates in the event so requested from time to time. Additionally, Opco pays FS2 an agreed upon fixed monthly costs for its portion of administrative office space and equipment. The original term of this agreement was thirty-six months from the effective date of December 31, 2020. Following the expiration of the original term, the agreement automatically renews on an annual basis on each anniversary of the agreement unless either party provides 180 days prior written notice. The agreement will terminate (i) upon the dissolution of either party; (ii) the expiration of the term where one party has provided notice of non-renewal; or (iii) at any time, at either party’s option upon thirty days’ written notice if the non-terminating party is grossly negligent in its performance of its duties or willfully breaches this agreement, the non-terminating party acts fraudulently in the performance of its duties, or immediately, without notice, if the non-terminating party initiates bankruptcy proceedings.

On October 10, 2023, the board of directors of the Company appointed Mr. Scott Contino as Interim CFO. In connection with the appointment, the Company entered into an interim services agreement (“Interim Services Agreement”) with Fortistar in accordance with the terms and conditions of the existing Administrative Services Agreement. Pursuant to the Interim Services Agreement, the Company will pay Fortistar an agreed hourly rate, such that the monthly fee does not exceed $50,000, on a cumulative basis. For the year ended December 31, 2024, the Company paid $600,000 for such services. Mr. Contino resigned as Interim CFO on February 3, 2025, and as principal accounting officer on March 18, 2025.

Wasatch Resource Recovery Facility

On March 17, 2025, Fortistar, through its subsidiary Wasatch RNG LLC (“Wasatch RNG”), acquired all of the limited liability company interests outstanding in Alpro SD, LLC (“Alpro” and such acquired interest, the “Alpro Interest”). Alpro owns a 50% limited liability company interest in Wasatch Resource Recovery, LLC (the “Project” or “Wasatch” and such ownership interest, the “Wasatch Interest”) and a 50% tenancy-in-common interest in certain real estate and operating assets used by Wasatch (the “Project Interest”). As a result of the acquisition, Wasatch RNG has the option to increase the Wasatch Interest and the Project Interest.

In connection with the acquisition, FS2 and Opco entered into an amendment to the Administrative Services Agreement, pursuant to which Opco will provide certain services to Wasatch RNG in exchange for certain agreed upon fees and expense reimbursements. These services include oversight of the plan to improve the operations and productivity of the Project.

Additionally, Wasatch RNG and Opco entered into an Option Agreement, pursuant to which Wasatch RNG granted an option to Opco to purchase the Alpro Interest. The exercise period of the option commenced upon closing of the acquisition and will terminate on the third anniversary of the closing of the acquisition, or ninety days following a change of control of Opco. The exercise price of the option would be determined such that Wasatch RNG would earn an internal rate of return on its invested capital of 10% percent per year if the option is exercised in the first year, 15% per year if exercised in the second year, and 20% per year if exercised in the third year.

Hillman Restructuring

On December 11, 2020, Hillman, Hillman Power Company LLC (“Hillman Power”), and Customers Bank, among others, entered into a Loan and Guaranty Agreement (the “Customers Loan Agreement”) pursuant to which Customers Bank extended to Hillman Power a term loan pursuant to the Main Street Lending Program in the aggregate original principal amount of $30,000,000 in accordance with the terms, and subject to the conditions, of the Customers Loan Agreement. Hillman and Hillman Power are controlled, indirectly, by Mr. Mark Comora through entities affiliated with Mr. Comora, including Fortistar and certain of its affiliates other than Opco. Prior to the closing of the Business Combination, Mr. Comora was Chairman of the board of Opco, and, thereafter, became Chairman of our board. He is also the Founder and President of, and sole member in, Fortistar. Mr. Nadeem Nisar and Mr. Jonathan Maurer each serve as a manager and each maintains a pecuniary interest in, a limited liability company that indirectly owns a passive equity investment in Hillman, Mr. Nisar, also a former member of the board of Opco and a current member of our board, is a Managing Director of Fortistar and also serves as a member of Fortistar’s management and investment committees which oversee the operations of Fortistar’s portfolio companies. Prior to the closing of the Business Combination, Mr. Maurer served as Co-Chief Executive Officer of Opco and is currently serving in the same capacity with us. Prior to being appointed of Co-Chief Executive Officer of OPAL in 2021, Mr. Maurer served as a Managing Director of Fortistar.

In connection with the Customers Loan Agreement, Hillman pledged its interests in the following Opco related subsidiaries: (i) its 11.1% minority equity ownership interest in CV RNG Holdings LLC, (ii) 50.0% equity ownership interest in Noble Road HoldCo LLC, (iii) 30.0% minority equity ownership interest in Pine Bend HoldCo LLC, and (iv) 50.0% equity ownership interest in Sunoma HoldCo LLC (collectively, the “Pledged Membership Interests”).

On November 29, 2021, Opco and Hillman entered into an Exchange Agreement pursuant to which Hillman transferred the Pledged Membership Interests in exchange for the issuance of equity ownership interests in Opco (collectively, the “OPAL Fuels Membership Interests”) consisting of (i) 14 Common Units (representing 1.4% of the current outstanding common membership interests in Opco) and (ii) 300,000 Series A-1 Preferred Units of Opco, which are redeemable after four years at the option of Hillman for an aggregate redemption price of $30,000,000, plus accrued and unpaid dividends thereon (collectively, the “Exchange”).

On November 29, 2021, Hillman Power, Hillman and Customers Bank entered into a Limited Consent and First Amendment to Loan and Guaranty Agreement (the “Limited Consent”) pursuant to which Customers Bank consented to the Exchange, amended the Customers Loan Agreement and released its security interest in the Pledged Membership Interests (the “Lien”). Pursuant to the Limited Consent, the Lien shall automatically attach to the OPAL Fuels Membership Interests and Customers Bank shall have a first priority, perfected security interest in and Lien on all Hillman’s rights, title and interest in and to the OPAL Fuels Membership Interests.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, (i) ArcLight Clean Transition Corp. II ("ArcLight"), (ii) Sponsor, (iii) Opco, (iv) each executive officer of ArcLight and (v) the Class B shareholders of ArcLight entered into the Sponsor Letter Agreement, pursuant to which, among other things, (i) each Class B Shareholder agreed to vote in favor of each of the transaction proposals to be voted upon at the meeting of ArcLight shareholders, including approval of the Business Combination Agreement and the transactions contemplated thereby, (ii) each Class B Shareholder agreed to waive any adjustment to the conversion ratio set forth in the governing documents of ArcLight or any other anti-dilution or similar protection with respect to the ArcLight Class B ordinary shares (including those resulting from the transactions contemplated by the Subscription Agreements (as described below)), (iii) each Class B Shareholder agreed to be bound by certain transfer restrictions with respect to his, her or its shares in ArcLight prior to the closing of the Business Combination, (iv) Sponsor agreed to subject 10% of its Class A common stock (received as a result of the conversion of its ArcLight Class B ordinary shares immediately prior to the closing of the Business Combination) to vesting and forfeiture conditions relating to the volume-weighted average price targets for Class A common stock sustained over a period of 60 months following the closing of the Business Combination and (v) Sponsor agreed to pay ArcLight’s transaction expenses to the extent they exceeded $26,000,000 in connection with the Business Combination.

Preferred Fuels LLC

On March 6, 2026, Opco entered into a subscription agreement with Preferred Fuels LLC (“Preferred Fuels”), an affiliate of Fortistar, pursuant to which Preferred Fuels committed to purchase up to $180.0 million of Series A preferred units in multiple closings. At the initial closing on March 6, 2026, the investor purchased 1.2 million Series A preferred units for aggregate proceeds of $120.0 million. Opco may, in its sole discretion, require the investor to fund up to an additional $60.0 million within one year of the initial closing, subject to the terms of the subscription agreement.

The Series A preferred units are entitled to preferred quarterly distributions at a rate of 12% per annum, compounding quarterly, and rank senior to all other classes of equity interests of Opco, except for certain existing preferred units to which they are pari passu. In connection with the initial closing, the Company also issued a warrant to the investor to purchase up to 3.0 million shares of the Company’s Class A common stock, subject to vesting, forfeiture, and other terms and conditions.

Transactions with NextEra

Redeemable preferred non-controlling interests

Upon completion of the transaction contemplated by the Business Combination Agreement dated December2,2021, by and among ArcLight, OPAL Fuels LLC, and OPAL HoldCo ("Business Combination"), the Company assumed Series A preferred units issued to Nextera. Series A preferred units became issued and outstanding at OPAL Fuels and were recorded as redeemable preferred non-controlling interests. The holder’s redemption option became exercisable on November 29, 2025, and NextEra provided written notice of its intent to exercise the redemption option during the fourth quarter of 2025. As of December 31, 2025 and 2024, there was no accrued preferred dividends payable.

During the fourth quarter of 2025, Nextera provided notice of its right to require redemption of all outstanding Series A preferred units. The redemption period, originally scheduled to expire on March 3, 2026 was extended through March 31, 2026. On March 6, 2026, Opco redeemed all such preferred units for an aggregate redemption price of $100.0 million, funded with proceeds from the initial preferred unit issuance to Preferred Fuels LLC as described above.

Purchase and sale agreement for environmental attributes

The Company is party to a purchase and sale agreement with NextEra under which it sells a minimum of 90% of environmental attributes generated by the RNG Fuels business. Proceeds are based on agreed pricing net of a specified discount, and certain quarterly volumes incur an additional fee per attribute.

On March 26, 2025, the Company entered into a North American Energy Standards Board (“NAESB”) Base Contract with NextEra for the sale of RNG ("Green Gas Contract"). Transaction confirmations were executed in March, June, and September and December 2025.

Under this contract, the Company could enter into transaction confirmations on a periodic basis for the sale of RNG generated by the RNG Fuels business and NextEra could elect to utilize the Company to market such RNG to generate RINs for NextEra.The Company concluded that production and dispensing services represent separate performance obligations. Control over K-1 RINs transfers at the time of gas generation or upon delivery of the RINs. Revenue is recognized at the time control is transferred. The consideration associated with dispensing services is recognized into revenue by the Company when it satisfies its performance obligation by pairing the paperwork associated with the dispensing.

Commodity swap contracts under ISDA and REC sales contracts

The Company entered into an ISDA agreement with NextEra in November 2019. Pursuant to the agreement, the Company entered into commodity swap contracts on a periodic basis. Additionally, the Company has contracts to sell renewable energy credits and capacity to NextEra on multiple Renewable Power facilities at market price. The Company records the realized and unrealized gain (loss) on these commodity swap contracts as well as RECs and capacity sales as part of renewable power revenues.

Investor Rights Agreement

At the Closing, Opco, Ares, Hillman and the Class B Shareholders (collectively the “OPAL Holders”) entered into the Investor Rights Agreement, pursuant to which, among other things, (i) ArcLight and Sponsor agreed to terminate the Registration and Shareholder Rights Agreement, dated as of March 25, 2021, entered into by them in connection with ArcLight’s IPO, (ii) we agreed to provide the OPAL Holders certain registration rights with respect to certain shares of Class A common stock held by them or otherwise issuable to them pursuant to the Business Combination Agreement, Second A&R LLC Agreement or the Charter and (iii) the OPAL Holders agreed not to transfer, sell, assign or otherwise dispose of their shares of Class A common stock for up to 180 days following the closing of the Business Combination, subject to certain exceptions.

Tax Receivable Agreement

In connection with becoming a public company via business combination transaction on July 21, 2022, we entered into a tax receivable agreement (the "Tax Receivable Agreement") with various participants, pursuant to which we are required to pay holders of Opco common units, in the aggregate, 85% of the amount of cash tax savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using certain simplifying assumptions) as a result of (i) the increases in tax basis and certain other tax benefits related to any (x) exchanges of Opco common units (together with our voting shares) for Class A common stock or Class C common stock, as applicable, or cash, and (y) payments made under the Tax Receivable Agreement (other than to the extent characterized as imputed interest), and (ii) tax benefits attributable to the portion of any payments made under the Tax Receivable Agreement treated as imputed interest. The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of Opco.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or a part of the tax basis increases or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. The parties to the Tax Receivable Agreement will not reimburse us for any payments previously made if such tax basis increases or other tax attributes are subsequently disallowed, except that any excess payments made to a party under the Tax Receivable Agreement will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after the determination of such excess.

If we experience a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, any plan of liquidation and other forms of business combinations or changes of control) or the Tax Receivable Agreement terminates early (at our election or as a result of a breach, including a breach for our failing to make timely payments under the Tax Receivable Agreement for more than three months, except in the case of certain liquidity exceptions), we could be required to make a substantial, immediate lump-sum payment based on the present value of hypothetical future payments that could be required under the Tax Receivable Agreement. The calculation of the hypothetical future payments would be made using certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) the sufficiency of taxable income to fully utilize the tax benefits, (ii) any Opco Common Units (other than those held by us) outstanding on the termination date are exchanged on the termination date and (iii) the utilization of certain loss carryovers over a certain time period. Our ability to generate net taxable income is subject to substantial uncertainty. Accordingly, as a result of the assumptions, the required lump-sum payment may be significantly in advance of, and could materially exceed, the realized future tax benefits to which the payment relates.

As a result of either an early termination or a change of control, we could be required to make payments under the Tax Receivable Agreement that exceed our actual cash tax savings. Consequently, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. For example, assuming no material changes in the relevant tax law, we expect that if we experienced a change of control, the estimated TRA lump-sum payment would be approximately $133.0 million depending on Opco’s rate of recovery of the tax basis increases associated with the deemed exchange of the Opco Common Units (other than those held by us). This estimated TRA lump-sum payment is calculated using a discount rate equal to 7.47%, applied against an undiscounted liability of approximately $240.8 million. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize will differ based on, among other things, the timing of the exchanges, the price of the shares of Class A common stock at the time of the exchange, and the tax rates then in effect. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

It is more likely than not that the deferred tax assets will not be realized in accordance with ASC Topic 740, ‘Income Taxes’. As such, we have reduced the full carrying amount of the deferred tax assets with a valuation allowance under both scenarios. Management will continue to monitor and consider the available evidence from quarter to quarter, and year to year, to determine if more or less valuation allowance is required at that time.

Finally, because we are a holding company with no operations of its own, our ability to make payments under the Tax Receivable Agreement depends on the ability of Opco to make distributions to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

Indemnification

On July 21, 2022, OPAL entered into certain Indemnification Agreements (“Indemnification Agreements”) with each of its directors and executive officers. The Indemnification Agreements require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

The foregoing description of the Indemnification Agreements is qualified in its entirety by the full text of the Indemnification Agreements, a copy of each of which has been filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-262583), filed on May 6, 2022.

Sponsor Letter Agreement

Additionally, in connection with the Closing, Opco and Sponsor entered into a letter agreement whereby Sponsor agreed to transfer, pledge or forfeit up to 150,000 shares of Class A common stock held by Sponsor for no consideration, upon and in accordance with the written direction of Opco. Pursuant to such letter agreement, Sponsor further agreed that if OPAL were to receive less than $6,800,000 in cash upon the release of the escrow fund established pursuant to the Forward Purchase Agreement (such shortfall amount being referred to as the “Shortfall Amount”), Sponsor shall transfer, pledge or forfeit up to an additional 102,000 shares of Class A common stock currently subject to forfeiture under earn-out provisions as provided in the Sponsor Letter Agreement entered into on December 2, 2021 among OPAL, Sponsor, Opco and certain other persons

(with such maximum number of shares pro-rated on a directly proportionate basis based on the size of the Shortfall Amount relative to $6,800,000). In January 2023, the Sponsor forfeited 197,258 shares related to this Sponsor Letter Agreement.

HOUSEHOLDING

We have adopted an SEC-approved procedure called “householding.” This procedure potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, we send only one copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, from the other stockholder(s) sharing your address, please direct your written request to Continental Transfer & Trust Company at 1 State Street, New York, NY 10004, phone (212) 509-4000. Continental will deliver promptly, upon any such oral or written request, a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders of record sharing the same address are receiving multiple copies of the Notice of Internet Availability, or if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting Continental by the means described above.

If you wish to update your participation in householding and you are a beneficial owner who holds shares in “street name” with a broker, bank or other nominee, you may contact your broker, bank, or other nominee to request information about householding.

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2025, without exhibits, will be available electronically with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Physical copies of our Form 10-K for the year ended December 31, 2025 may be obtained without charge by writing to John Coghlin, General Counsel and Corporate Secretary, One North Lexington Ave, White Plains, New York 10601 or by telephone at (914) 705-4000. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees, and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

As of the date of the filing of this proxy statement, we are not aware of any matters to be raised at the Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Meeting for consideration, the persons named in the form of proxy will vote the shares they represent in their discretion.

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

OPAL FUELS INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 16, 2026.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting.
To attend the annual meeting, visit:
https://www.cstproxy.com/opalfuels/2026

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL EIGHT NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please mark your votes like this ☒

1. Election of Directors

   1. Mark Comora, Chairman
   2. Betsy L. Battle
   3. Scott Dols
   4. James Martell
   5. Lance Moll
   6. Nadeem Nisar
   7. Scott Sutton
   8. Ashok Vemuri

FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2026**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the 2026 Proxy Statement and 2025 Annual Report to Shareholders please visit: https://www.cstproxy.com/opalfuels/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OPAL FUELS INC.

The undersigned appoints John Coghlin and Kazi Hasan, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of OPAL Fuels Inc. held of record by the undersigned at the close of business on April 22, 2026 at the Annual Meeting of Stockholders of OPAL Fuels Inc. to be held on June 17, 2026, virtually at **https://www.cstproxy.com/opalfuels/2026**, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)